Exhibit 10(gg)

AMENDED AND RESTATED
COLLATERAL AGENCY AGREEMENT

Dated as of February 12, 2013

among

PPL IRONWOOD, LLC,

THE BANK OF NEW YORK MELLON,
as Trustee,

THE BANK OF NEW YORK MELLON,
as Collateral Agent,

and

THE BANK OF NEW YORK MELLON,
as Depositary Bank

705 MW (Net) Gas-Fired Combined Cycle Electric Generating Facility
South Lebanon Township, Lebanon County, Pennsylvania

TABLE OF CONTENTS

EXHIBITS

Exhibit 2.1	Form of Designation Letter
Exhibit 2.2	Terms of Subordination
Exhibit 2.3	Form of Senior Party Certificate
Exhibit 7.14	Third-Party Engineers

AMENDED AND RESTATED
COLLATERAL AGENCY AGREEMENT

THIS AMENDED AND RESTATED COLLATERAL AGENCY AGREEMENT (this “Agreement”) is dated as of February 12, 2013 by and among PPL IRONWOOD, LLC, a Delaware limited liability company (formerly AES Ironwood, L.L.C.) (the “Company”), THE BANK OF NEW YORK MELLON (as successor trustee to IBJ Whitehall Bank & Trust Company), as Trustee (the “Trustee”), THE BANK OF NEW YORK MELLON (as successor collateral agent to IBJ Whitehall Bank & Trust Company), as Collateral Agent (the “Collateral Agent”), and THE BANK OF NEW YORK MELLON (as successor depositary bank to IBJ Whitehall Bank & Trust Company), as Depositary Bank (the “Depositary Bank”).

W I T N E S S E T H:

WHEREAS, the Company constructed and owns a gas-fired combined cycle electric generating facility in South Lebanon Township, Lebanon County, Pennsylvania, with a net design capacity of approximately 705 megawatts and related property and facilities;

WHEREAS, the Company financed the construction and equipping of the Facility primarily through the issuance of the Bonds, the net proceeds of which, were received by the Company;

WHEREAS, the Company duly authorized the creation and issuance of the Bonds pursuant to the Indenture;

WHEREAS, in connection with the authentication and delivery of the first Bonds authenticated and delivered by the Trustee under the Indenture, the Company delivered the DSR Letter of Credit and the CP Letter of Credit;

WHEREAS, all obligations of the Company under the Indenture are secured as set forth in the Security Documents pursuant to which the Collateral Agent has been granted a Security Interest in the Collateral;

WHEREAS, a Collateral Agency and Intercreditor Agreement (the “Original Agreement”) among the Company, Dresdner Bank AG, New York Branch, in its capacity as Agent for the banks under the DSR LOC Reimbursement Agreement, Dresdner Bank AG, New York Branch, in its capacity as Agent for the banks under the CP LOC Reimbursement Agreement, the Trustee, the Collateral Agent and the Depositary Bank was executed as of June 1, 1999;

WHEREAS, (i) the DSR Letter of Credit was fully drawn on and is no longer outstanding, and (ii) the CP Letter of Credit expired and is no longer outstanding;

WHEREAS, the Construction Account established pursuant to Section 3.1 of the Original Agreement has been closed because the Commercial Operation Date has been achieved;

WHEREAS, Sections 2.4, 2.5, 5.1(e) and 7.9 of the Original Agreement provide that the Original Agreement may be amended, modified or supplemented with the consent and at the direction of the Required Senior Parties (as defined below);

WHEREAS, the consent of the Required Senior Parties was solicited and obtained upon the terms and subject to the conditions set forth in the Prospectus of PPL Energy Supply, LLC, dated February 6, 2013 (the “Prospectus”) and the related letter of transmittal and consent;

WHEREAS, the Required Senior Parties have directed the Collateral Agent and the Depositary Bank to exercise their respective rights under the Original Agreement to amend and restate the Original Agreement by executing and delivering an amended and restated Collateral Agency Agreement in the form attached to, and on the terms and conditions set forth in, the Prospectus and pursuant to Sections 2.4, 2.5, 5.1(e) and 7.9 of the Original Agreement;

WHEREAS the Company desires to execute this Agreement embodying the modifications of the Original Agreement made and approved as aforesaid;

WHEREAS the Board of Directors of the Company has authorized the Company to enter into this Agreement for the purpose of embodying the modification of the Original Agreement made and approved as aforesaid; and

WHEREAS the Company represents that all acts and things necessary have happened, been done, and been performed, to make this Agreement valid and binding in accordance with its terms.

NOW, THEREFORE, for and in consideration of the premises and of the covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, covenant and agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.1.   Definitions.

The following terms shall have the meanings specified herein unless the context otherwise requires. Capitalized terms not otherwise defined herein shall have the meanings specified in the Indenture in the form of such terms as they exist on the date hereof; provided, however, that defined terms from the Indenture that have been added or amended subsequent to the date hereof shall have such added or amended meanings herein upon compliance with the provisions of Section 5.1(e). For the purposes of this Agreement, the rules of construction set forth in the Indenture shall apply as if such rules were set forth herein.

“Advances” has the meaning specified in Section 3.6.

“Authorized Representative” of any Person means the individual or individuals authorized to act on behalf of such Person by the board of directors, management committee, board of control or any other governing body of such Person as designated from time to time in a certificate of such Person with specimen signatures and delivered to the Collateral Agent and upon which the Collateral Agent may conclusively rely.

“Available Accounts” means the Project Accounts other than the Debt Service Reserve Account.

“Bond Payment Date” means February 28, May 31, August 31 and November 30 of each year, which commenced on August 31, 1999, on which interest on and/or principal of the Bonds shall be payable in accordance with the Indenture.

“Certificate as to Redemption” means the certificate filed by an Authorized Representative of the Company in the case of an Event of Loss or an Event of Eminent Domain in order to determine (i) whether the Facility can be rebuilt, repaired or restored and (ii) the availability of Casualty Proceeds or Eminent Domain Proceeds for such rebuilding, repairing or restoring.

“Claims” means with respect to any Person, any and all suits, sanctions, legal proceedings, claims, assessments, judgments, damages, penalties, fines, liabilities, demands, out-of-pocket costs, reasonable out-of-pocket expenses of whatever kind (including reasonable attorneys’ fees and expenses) and losses incurred or sustained by or against such Person.

“Collateral Agent” has the meaning specified in the preamble of this Agreement.

“Collateral Agent Claims” means all obligations of the Company, now or hereafter existing, to pay fees, costs, expenses, liabilities or indemnities to the Collateral Agent under the Collateral Agency Agreement.

“Combined Exposure” means, as of any date of calculation, the sum (calculated without duplication) of the following, to the extent the same is held by or represented by a Senior Party: (i) the aggregate principal amount of all Outstanding Bonds; (ii) the aggregate principal amount of all outstanding Permitted Indebtedness (other than the Bonds, Subordinated Debt and Affiliate Subordinated Debt); and (iii) the aggregate amount of all available undrawn financing commitments under the documents governing the Permitted Indebtedness (other than the Bonds, Subordinated Debt and Affiliate Subordinated Debt) which the creditors party to such documents have no right to terminate.

“Company” has the meaning specified in the preamble of this Agreement.

“Contract” means any agreement, lease, license, evidence of Debt, indenture or other contract (including any design, construction, equipment, or other warranty or guarantee under any of the foregoing).

“Debt Service Reserve Account” means the Debt Service Reserve Account established pursuant to Section 3.1.

“Depositary Bank” has the meaning specified in the preamble to this Agreement.

“Designation Letter” means a “Designation Letter” in the form of Exhibit 2.1, pursuant to which a Person agrees to be bound by the terms of this Agreement.

“Distribution Account” means the Distribution Account established pursuant to Section 3.1.

“Equity Contribution” means the equity contribution required to be made by PPL Ironwood under the Equity Subscription Agreement.

“Event of Default” means, so long as there are any Financing Commitments or any Financing Liabilities outstanding under such documents, an “Event of Default” as such term is defined in the Indenture, or an “Event of Default” or equivalent term under any working capital facility.

“EWG” means “exempt wholesale generator,” as defined in Section 32(a) of PUHCA.

“Fair Market Value” has the meaning specified in the Power Purchase Agreement.

“Financing Commitment” means any commitment pursuant to the Financing Documents to provide credit to the Company.

“Financing Liabilities” means all indebtedness, liabilities and obligations of the Company (of whatsoever nature and howsoever evidenced including, but not limited to, principal, interest, fees, reimbursement obligations, collateralization or deposit obligations, penalties, indemnities and legal expenses, whether due after acceleration or otherwise) under or pursuant to the Indenture, the Bonds and any evidence of indebtedness thereunder entered into, the Collateral Agency Agreement and any evidence of indebtedness thereunder entered into, any working capital facility and any evidence of indebtedness thereunder entered into, and the Security Documents, to the extent arising on or prior to the Final Maturity Date, in each case, direct or indirect, primary or secondary, fixed or contingent, now or hereafter arising out of or relating to any such agreements.

“First Supplemental Indenture” means the First Supplemental Indenture to the Trust Indenture, dated as of June 1, 1999, by and among the Company, IBJ Whitehall Bank & Trust Company as Trustee and IBJ Whitehall Bank & Trust Company as Depositary Bank.

 “Fuel Conversion Payment Volume Rebate Account” means the Fuel Conversion Payment Volume Rebate Account established pursuant to Section 3.1.

 “Indenture” means the Trust Indenture, dated as of June 1, 1999, by and among the Company, IBJ Whitehall Bank & Trust Company as Trustee and IBJ Whitehall Bank & Trust Company as Depository Bank, together with the First Supplemental Indenture, Second Supplemental Indenture and Third Supplemental Indenture.

 “Liabilities” means, as to any Person, all Debt, obligations and any other liabilities of such Person (whether absolute, accrued, contingent, fixed or otherwise, and whether due or to become due).

“Major Maintenance Reserve Account” means the Major Maintenance Reserve Account established pursuant to Section 3.1.

“Operating and Maintenance Account” means the Operating and Maintenance Account established pursuant to Section 3.1.

“Project Accounts” has the meaning specified in Section 3.1.

“PUHCA” means the Public Utility Holding Company Act of 1935.

“Required Senior Parties” means, at any time, Persons that at such time hold at least a majority of the Combined Exposure.

“Responsible Officer” when used with respect to the Collateral Agent, means any officer in the corporate trust and agency group (or any successor group) of the Collateral Agent including without limitation, any vice president, assistant vice president, assistant treasurer, assistant secretary or any other officer of the Collateral Agent customarily performing functions similar to those performed by any of the above designated officers, and with respect to a particular corporate trust matter, also means any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

“Restoration Account” means the Restoration Account established pursuant to Section 3.1.

“Restoration Certificate” means a certificate of the Company substantially in the Ruin of Exhibit 3.15.

“Revenue Account” means the Revenue Account established pursuant to Section 3.1.

“Second Supplemental Indenture” means the Second Supplemental Indenture to the Trust Indenture, dated as of May 12, 2000, by and among the Company, IBJ Whitehall Bank & Trust Company as Trustee and IBJ Whitehall Bank & Trust Company as Depository Bank.

“Secured Obligations” means, collectively, the Financing Liabilities, the Trustee Claims and the Collateral Agent Claims.

“Security Interest” means any perfected and enforceable Lien on Collateral granted to a Senior Party pursuant to any applicable Security Document.

“Senior Debt Termination Date” means the date on which all Financing Liabilities, other than contingent liabilities and obligations which are unasserted at such date, have been paid and satisfied in full and all Financing Commitments have been terminated.

“Senior Documents” has the meaning specified in Section 6.1.

“Senior Parties” means, collectively, the Trustee, the Collateral Agent, the Depositary Bank and any working capital provider and each successor to any of such Persons.

“Senior Party Certificate” means a certificate of a Senior Party substantially in the form of Exhibit 2.3, signed by an Authorized Representative of such Senior Party, (i) setting forth the principal amount of the Financing Liabilities owed to such Senior Party as of the date of such certificate and the outstanding unutilized commitments to extend credit to the Company or the Company by such Senior Party as of the date of such certificate, (ii) setting forth a contact person for such Senior Party and including phone and facsimile numbers for such person, (iii) directing the Collateral Agent to take a specified action and (iv) stating specifically the action the Collateral Agent is directed to take and the Security Document and the provision thereof pursuant to which the Collateral Agent is being directed to act.

“Subordinated Debt Account” means the Subordinated Debt Account established pursuant to Section 3.1.

“Terms of Subordination” means the Terms of Subordination attached hereto as Exhibit 2.2.

“Third Supplemental Indenture” means the Third Supplemental Indenture to the Trust Indenture, dated as of February 12, 2013, by and among the Company, The Bank of New York Mellon as Trustee and The Bank of New York Mellon as Depository Bank.

 “Trigger Event” means (i) an “Event of Default” under the Indenture and an acceleration of the indebtedness issued thereunder, (ii) an “Event of Default” or the equivalent under any working capital facility and an acceleration of the indebtedness entered into thereunder, or (iii) a Bankruptcy Event in respect of the Company and the expiration of the shortest applicable grace period.

“Trustee” has the meaning specified in the preamble of this Agreement.

“UCC” means the Uniform Commercial Code as is in effect from time to time in the State of New York and any other jurisdiction the laws of which control the creation or perfection of security interests under the Security Documents.

ARTICLE II

SECURITY INTERESTS AND EXERCISE OF RIGHTS

SECTION 2.1.   Sharing; Priority of Security Interests.

(a)           Each Senior Party agrees that, (i) as among the Senior Parties, the Security Interest of each Senior Party in any Collateral ranks and will rank equally in priority with the Security Interest of the other Senior Parties in the same Collateral and (ii) in respect of matters voted on by the Senior Parties collectively, the Trustee shall vote all Bonds according to the votes of a majority of Bondholders voting.

(b)           The priorities specified herein are applicable irrespective of any statement in any Security Document or in any other agreement to the contrary, the time or order or method of attachment or perfection of Liens, the time or order of filing of financing statements or the giving or failure to give notice of the acquisition or expected acquisition of purchase money or other security interests.

(c)           The Company hereby covenants and agrees to cause each person holding Senior Debt to become a party to this Agreement by executing a Designation Letter and becoming a Senior Party hereunder.

SECTION 2.2.   Subordinated Debt.

Notwithstanding any provision in any Transaction Document to the contrary, the Senior Parties hereby agree that (i) the Subordinated Debt Providers shall be entitled to share in the Collateral or any other payment, security or guarantee from the Company or any of its Affiliates only to the extent provided in, and only in accordance with, Articles III and IV and the Terms of Subordination and (ii) the Subordinated Debt Providers shall not be entitled to vote or take any actions pursuant to this Agreement or any other Security Document, or take any other actions with respect to the Collateral until such time as all of the Secured Obligations owing to all of the Senior Parties have been satisfied in full. Each Subordinated Debt Provider agrees to be bound by the Terms of Subordination and agrees that such Terms of Subordination shall be explicitly incorporated into the Subordinated Loan Agreement to which it is a party. Each party becoming a Subordinated Debt Provider pursuant to a Designation Letter shall agree, in such Designation Letter, to be bound by such Terms of Subordination.

SECTION 2.3.   Exercise of Rights Under Security Documents.

So long as any Secured Obligations remain outstanding, the following provisions shall apply:

(a)           Subject to Section 5.2(e), if a Trigger Event shall have occurred and be continuing, and only in such event, upon the written direction of the Required Senior Parties contained in Senior Party Certificates, the Collateral Agent, on behalf of the Trustee and any other Senior Party that is a party to this Agreement, as applicable, shall be permitted and is hereby authorized to take any and all actions and to exercise any and all rights, remedies and options which it may have under the Security Documents or this Agreement; provided, however, that if the underlying event which caused the Trigger Event is a Bankruptcy Event in respect of the Company of which the Collateral Agent shall have received written notice, no written request of the Required Senior Parties shall be required in order for the Collateral Agent following such Trigger Event to take any and all actions and to exercise any and all rights and remedies specified in the Security Documents or this Agreement to be taken in such circumstances. Nothing contained herein shall be construed as restricting the right of any Senior Party to cause the acceleration, in accordance with the Indenture of the Senior Debt held by such Party.

(b)           The Senior Parties hereby agree to give each other and the Collateral Agent written notice of the occurrence of an Event of Default and of a Trigger Event as soon as practicable after the occurrence thereof; provided, however, that the failure to provide such notice shall not limit or impair the rights of the Senior Parties hereunder or under the Financing Documents.

(c)           Each Senior Party hereby acknowledges and agrees that all funds held by the Trustee in accordance with Article 5 of the Indenture are held for the benefit of the Bondholders and that the Trustee shall hold such funds solely for the benefit of such Bondholders.

(d)           Each Senior Party hereby acknowledges and agrees that all funds held in the Debt Service Reserve Account by the Collateral Agent in accordance with this Agreement are held for the benefit of the Trustee (on behalf of the Bondholders) and that the Collateral Agent shall hold such funds solely for the benefit of such Persons.

(e)           Each Senior Party hereby acknowledges and agrees that the Collateral Agent, subject to Section 5.2(c) and (e), shall administer the Collateral in the manner contemplated by the Security Documents and this Agreement and the Collateral Agent shall exercise, as directed by the Required Senior Parties in Senior Party Certificates in accordance with Section 2.3(a) such rights and remedies with respect to the Collateral (including the curing of defaults under the Transaction Documents) as are granted to it under the Security Documents, this Agreement and Applicable Law. No Senior Party and no class or classes of Senior Parties shall have any right (i) to direct the Collateral Agent to take any action in respect of the Collateral other than in accordance with Section 2.3(a) or (ii) to take any action with respect to the Collateral (A) independently of the Collateral Agent or (B) other than to direct the Collateral Agent in writing to take action in accordance with Section 2.3(a); provided, however, that nothing in this Section 2.3(e) shall be deemed to limit the ability of any Senior Party to take any action in accordance with Section 2.3(g).

(f)           Each of the Company and each Senior Party covenants and agrees that, upon the occurrence and during the continuation of a Trigger Event, the Collateral Agent shall be entitled, as instructed by the Required Senior Parties in Senior Party Certificates in accordance with Section 2.3(a), to give notices or instructions that the Company would otherwise be entitled to give under this Agreement.

(g)           From time to time during the continuation of a Trigger Event, the Collateral Agent shall, as instructed by the Required Senior Parties in Senior Party Certificates in accordance with Section 2.3(a), direct the Depositary Bank to render an accounting of the current balance of each Project Account or other amounts or funds administered by the Depositary Bank under this Agreement, and the Depositary Bank agrees to render the same, subject to the terms, conditions and protections contained in this Agreement.

(h)           The Company covenants and agrees that it shall not take any action that would prohibit or impair the ability of the Collateral Agent from participating in any objection to any foreclosure or similar proceeding instituted by a junior lienor against the Company; provided, however, that nothing in this Section 2.3(h) shall, or shall be deemed to, affect the relationship among the Senior Parties or the relationship between the Senior Parties and the Collateral Agent, nor shall anything in this Section 2.3(h) affect any representation, warranty, covenant or agreement of any Senior Party in this Agreement.

(i)           The Company covenants and agrees that it shall send to the Collateral Agent on or before five (5) days prior to each Bond Payment Date an Officer’s Certificate signed by an Authorized Representative of the Company setting forth (i) the names of each Senior Party as of the date of the certificate, (ii) the principal amount of the Financing Liabilities owed to each such Senior Party as of the date of the certificate and (iii) the unutilized outstanding commitments of each Senior Party to extend credit to the Company as of the date of the certificate. The Collateral Agent shall be entitled to rely on the information contained in such certificate.

(j)           Notwithstanding the foregoing provisions of this Article II, each Senior Party individually shall be authorized to cure any default of the Company under any Project Contract in accordance with the consent to assignment executed in connection with such Project Contract; provided, however, that funds advanced in connection with such cure shall not constitute Senior Debt unless such funds would otherwise satisfy the requirements for the issuance of Senior Debt.

(k)           Each Senior Party hereby acknowledges and agrees that if (i) there is an Event of Default under the Indenture and such Event of Default is not caused directly or indirectly by a default or event of default under the Power Purchase Agreement, (ii) the Collateral Agent receives the written request of the Required Senior Parties specified in Section 2.3(a), and (iii) the Trustee has been directed by the required Bondholders to declare the aggregate principal amount of the Outstanding Bonds, all interest accrued and unpaid thereon and all premium payable thereon in accordance with the terms of the Indenture immediately due and payable, the Collateral Agent at the direction of the Required Senior Parties shall notify the Power Purchaser in writing at the address provided in the Power Purchase Agreement of the opportunity to purchase the Facility for an amount equal to the greater of (x) the Fair Market Value of the Facility and (y) all Financing Liabilities due and owing to the Senior Parties and any Subordinated Debt Provider. If the Power Purchaser has not within 90 days of the date of such notice provided the Collateral Agent with a binding written notice of its intent to purchase the Facility for such amount, the Collateral Agent shall no longer have any obligation under this paragraph. If the Power Purchaser offers within such period to purchase the Facility for such amount within 120 days after the expiration of such 90 day period, the Collateral Agent shall take such actions as required to consummate such sale promptly as directed by the Required Senior Parties in Senior Party Certificates.

SECTION 2.4.   Rights of Senior Parties.

The Senior Parties and the Collateral Agent (upon receipt of Senior Party Certificates from the Required Senior Parties) may, at any time and from time to time, without any consent of or notice to any Subordinated Debt Providers, (i) amend in any manner any Security Document or any agreement under which any of the Financing Liabilities is outstanding in accordance with the terms thereof, (ii) sell, exchange, release, not perfect and otherwise deal with any property at any time pledged, assigned or mortgaged to secure the Financing Liabilities in accordance with the Security Documents, (iii) release anyone liable in any manner under or in respect of the Financing Liabilities, (iv) exercise or refrain from exercising any rights against the Company and others and (v) apply any sums from time to time received to payment or satisfaction of the Financing Liabilities.

ARTICLE III

ACCOUNTS

SECTION 3.1.   Establishment of Project Accounts.

The Collateral Agent hereby confirms that it has established with the Depositary Bank at its office at the address listed in Section 7.4, New York, New York, the following special, segregated accounts (the “Project Accounts”):

(i)	Revenue Account;

(ii)	Operating and Maintenance Account;

(iii)	Debt Service Reserve Account;

(iv)	Restoration Account;

(v)	Major Maintenance Reserve Account;

(vi)	Fuel Conversion Payment Volume Rebate Account;

(vii)	Subordinated Debt Account; and

(viii)	Distribution Account.

All amounts from time to time held in each Project Account shall be held (a) in the name of the Collateral Agent subject to the lien and security interest of the Collateral Agent for the benefit of the Senior Parties or certain of them as set forth herein and (b) in the custody of the Depositary Bank for and on behalf of the Collateral Agent for the purposes and on the terms set forth in this Agreement. All such amounts shall constitute a part of the Collateral and shall not constitute payment of any Indebtedness or any other obligation of the Company until applied as hereinafter provided.

SECTION 3.2.   Investment of Funds in the Project Accounts.

(a)           Amounts deposited in the Project Accounts (and each subaccount thereof) and each other account or fund created hereunder (unless expressly stated otherwise), at the written request and direction of the Company, shall be invested by the Collateral Agent in Permitted Investments. Such investments shall mature in such amounts and not later than such times as may be necessary to provide funds when needed to make payments from such funds as provided in this Agreement. Net interest or gain received from such investments shall be applied as provided in this Agreement.

(b)           So long as an outstanding balance shall remain in the Project Accounts or any other account or fund created hereunder, the Collateral Agent shall provide the Company with statements by the tenth (10th) Business Day of each month showing the amount of all receipts, the net investment income or gain received and collected, all disbursements and the amount then available as of the last Business Day of the prior calendar month in the Project Accounts (and each subaccount thereof) and each other account or fund created hereunder. The Depositary Bank agrees to provide the Collateral Agent with such information as it may reasonably have available to it in order to permit the Collateral Agent to provide such statements in accordance with the requirements hereof.

SECTION 3.3.   Valuation and Sale of Investments.

(a)           Obligations purchased as an investment of funds in any Project Account or any other separate account or fund created under the provisions hereof shall be deemed at all times to be a part of such account or fund and, unless otherwise specified herein, any profit realized from the liquidation of such investment shall be credited to such Project Account or such other separate account or fund created hereunder, and any loss resulting from the liquidation of such investment shall be charged to the respective Project Account or such other separate account or fund.

(b)           The Collateral Agent shall determine the value of all investments in any of the Project Accounts or the Bond Payment Account as of the last Business Day of each month, with any deficit in any account balance to be funded from Project Revenues and any investments valued in excess of the amounts required to be on deposit in an account shall be liquidated and the amount of such excess shall be deposited in the Revenue Account for application in accordance with Section 3.8.

(c)           The Collateral Agent shall determine the value of all investments in the Debt Service Reserve Account in accordance with this Section 3.3.

(d)           In computing the amount of any funds in any Project Account, or other separate account or fund created under the provisions hereof for any purpose provided in this Agreement, obligations purchased as an investment of funds therein shall be valued at the market value of such obligations, exclusive of accrued interest; provided, however, that if there is no readily determinable market value for such obligations, the value of such obligations shall be determined with reference to the acquisition price of such obligations, plus accrued but unpaid interest.

(e)           The Depositary Bank agrees to provide the Collateral Agent with such information as it may reasonably have available to it in order to permit the Collateral Agent to make such determinations and transfers as may be required by this Section 3.3.

SECTION 3.4.   Possession of Accounts; Liquidation.

(a)           Each of the Project Accounts shall at all times be in the exclusive possession of the Depositary Bank acting for and on behalf of the Collateral Agent acting for and on behalf of the Senior Parties.

(b)           Notwithstanding any provision hereof to the contrary, if a Trigger Event shall have occurred and be continuing, the Collateral Agent shall promptly liquidate all amounts in the Project Accounts and all related investments and distribute all such monies so received in accordance with Section 4.1.

SECTION 3.5.   The Depositary Bank; Limited Company Rights.

(a)           The Depositary Bank.

(i)           Establishment of Securities Accounts. The Depositary Bank hereby agrees and confirms that (A) the Depositary Bank has established the Project Accounts as set forth in Section 3.1, (B) each Project Account is and will be maintained as a “securities account” (within the meaning of Section 8-501 of the UCC), (C) the Company is the “entitlement holder” (within the meaning of Section 8-102(a)(7) of the UCC) in respect of the “financial assets” (within the meaning of Section 8-102(a)(9) of the UCC) credited to the Project Accounts, (D) all property delivered to the Depositary Bank pursuant to the Transaction Documents or this Agreement will be held by the Depositary Bank and promptly credited to a Project Account by an appropriate entry in its records in accordance with this Agreement, (E) all “financial assets” (within the meaning of Section 8-102(a)(9) of the UCC) in registered form or payable to or to the order of and credited to any Project Account shall be registered in the name of, payable to or to the order of, or endorsed to, the Depositary Bank or in blank, or credited to another securities account maintained in the name of the Depositary Bank, and in no case will any financial asset credited to any Project Account be registered in the name of, payable to or to the order of, or endorsed to, the Company except to the extent the foregoing have been subsequently endorsed by the Company to the Depositary Bank or in blank and (F) the Depositary Bank shall not change the name or account number of any Project Account without the prior written consent of the Collateral Agent.

(ii)           Financial Assets Election. The Depositary Bank agrees that each item of property (excluding cash, but including any security, instrument or obligation, share, participation, interest or other property whatsoever) credited to any Project Account shall be treated as a “financial asset” within the meaning of Section 8-102(a)(9) of the UCC.

(iii)           Entitlement Orders. If at any time the Depositary Bank shall receive any “entitlement order” (within the meaning of Section 8-102(a)(8) of the UCC) or any other order from the Collateral Agent acting in accordance with this Agreement directing the transfer or redemption of any financial asset relating to the Project Accounts, the Depositary Bank shall comply with such entitlement order or other order without further consent by the Company or any other Person. The parties hereto hereby agree that the Collateral Agent shall have “control” (within the meaning of Section 8-106(d) of the UCC) of the Company’s “security entitlement” (within the meaning of Section 8-102(a)(17) of the UCC) with respect to the financial assets credited to the Project Accounts and the Company hereby disclaims any entitlement to claim “control” of such “security entitlement”.

(iv)           Subordination of Lien; Waiver of Set-off. If the Depositary Bank has or subsequently obtains by agreement, operation of law or otherwise a lien or security interest in any Project Account or any security entitlement credited thereto, the Depositary Bank agrees that such lien or security interest shall be subordinate to the lien and security interest of the Collateral Agent. The financial assets standing to the credit of the Project Accounts will not be subject to deduction, set-off, banker’s lien, or any other right in favor of any Person other than the Collateral Agent in its capacity as such (except that the face amount of any checks which have been credited to any Project Account but are subsequently returned unpaid because of uncollected or insufficient funds).

(v)           No Other Agreements. The Depositary Bank and the Company have not entered into any agreement with respect to the Project Accounts or any financial assets credited to any Project Account other than this Agreement and the other Security Documents. The Depositary Bank has not entered into any agreement with the Company or any other Person purporting to limit or condition the obligation of the Depositary Bank to comply with entitlement orders originated by the Collateral Agent in accordance with this Section 3.5. In the event of any conflict between this Section 3.5 or any other Security Document or any other agreement now existing or hereafter entered into, the terms of this Section 3.5 shall prevail.

(vi)           Notice of Adverse Claims. Except for the claims and interest of the Collateral Agent and the Company in each of the Project Accounts, the Depositary Bank does not know of any claim to, or interest in, any Project Account or in any financial asset credited thereto. If any Person asserts any lien, encumbrance or adverse claim (including any writ, garnishment, judgment, warrant of attachment, execution or similar process) against any Project Account or in any financial asset credited thereto, the Depositary Bank will promptly notify the Collateral Agent and the Company thereof.

(vii)           Rights and Powers of the Collateral Agent. The rights and powers granted by the Collateral Agent to the Depositary Bank have been granted in order to perfect its lien and security interests in the Project Accounts, are powers coupled with an interest and will neither be affected by the bankruptcy of the Company nor the lapse of time.

(viii)           Choice of Law. Both this Agreement and each Project Account (including all security entitlements relating thereto) shall be governed by the law of the State of New York. Regardless of any provision in any other agreement, for purposes of the UCC, the “securities intermediary’s jurisdiction” of the Depositary Bank with respect to the Project Accounts is the State of New York.

(b)           Limited Company Rights. The Company shall not have any rights against or to monies held in the Project Accounts, as third-party beneficiary or otherwise or any right to direct the Depositary Bank or the Collateral Agent to apply or transfer monies in any Project Account, except the right to receive or make requisitions of monies held in the Project Accounts, as permitted by this Agreement and to direct the investment of monies held in the Project Accounts as permitted by Section 3.2. Except as expressly provided in this Agreement, in no event shall any amounts or Permitted Investments deposited in or credited to any Project Account be registered in the name of the Company, payable to the order of the Company or specially endorsed to the Company except to the extent that the foregoing have been specially endorsed to the Collateral Agent or in blank.

SECTION 3.6.   Advances.

(a)           Notwithstanding any other provision hereof to the contrary, the Company may, by delivering an Officer’s Certificate to the Collateral Agent, withdraw funds on deposit in or credited to any of the Available Accounts (“Advances”); provided, however, that, at the time of the making of such Advance, no Default or Event of Default shall have occurred and be continuing and the Officer’s Certificate of the Company shall so certify. The Collateral Agent may conclusively rely on such Officer’s Certificate certifying that all conditions for withdrawals from the Available Accounts have been met.

(b)           The Company shall repay immediately or cause to be repaid any Advances to the extent that the funds on deposit in such Available Accounts are, on the Business Day next preceding the day on which such funds are to be withdrawn or transferred from such Available Accounts pursuant to this Article III, insufficient to make the necessary withdrawals and transfers. In addition, the Company shall cause to be repaid immediately the aggregate amount of all Advances upon the occurrence of (i) a default in the payment of principal of, premium, if any, or interest on the Bonds or (ii) any Event of Default. Any amounts so repaid shall be allocated to and deposited in the Available Accounts to which such repayment is required to be made as directed by the Company in an Officer’s Certificate.

SECTION 3.7.   Collection of Project Revenues.

The Company shall arrange for the direct payment to the Collateral Agent of all Project Revenues.

SECTION 3.8.   Revenue Account.

(a)           The Revenue Account shall be funded with all Project Revenues received pursuant to Section 3.7.

(b)           Upon receipt by the Collateral Agent, not less than three (3) Business Days prior to the date of the proposed transfer, of an Officer’s Certificate of the Company detailing the amounts to be paid, the Collateral Agent shall transfer funds in the Revenue Account by wire transfer in accordance with such Officer’s Certificate and the following order of priority:

first, on a monthly basis, to the Trustee and the Collateral Agent, any amounts certified by the Company as the amounts then due and payable in respect of Trustee Claims and Collateral Agent Claims, respectively; provided, however, that if funds in the Revenue Account are insufficient on any date to make the payments specified in this paragraph first, distribution of funds shall be made ratably to the specified recipients;

second, on a monthly basis, to the Trustee, for deposit in the Interest Payment Subaccount, an amount equal to one-third of the interest becoming due on the Bonds on the next succeeding Bond Payment Date;

third, on a monthly basis, to the Trustee, for deposit in the Principal Payment Subaccount, an amount equal to one-third of the principal becoming due on the Bonds on the next succeeding Bond Payment Date;

fourth, on a monthly basis, to the Collateral Agent for deposit in the Debt Service Reserve Account, an amount necessary to fund the Debt Service Reserve Account up to the DSRA Required Balance;

fifth, on a monthly basis, to any Project Account in the sole discretion of the Company.

(c)           When making the transfers specified in Section 3.8(b), each transfer shall be adjusted as necessary, taking into account investment gains or losses in such Project Account or Indenture Account and further adjusting such transfers by the amount any prior over-fundings or any prior shortfalls in such Project Account or Indenture Account, to ensure that the aggregate amounts so transferred to such Project Accounts or Indenture Accounts are sufficient to pay the amount due and payable from such Project Accounts and Indenture Accounts on the applicable payment date.

SECTION 3.9.   Operating and Maintenance Account.

(a)           The Operating and Maintenance Account may be funded from funds transferred by the Collateral Agent from the Revenue Account.

(b)           Upon receipt by the Collateral Agent of an Officer’s Certificate of the Company detailing the amounts to be paid, the Collateral Agent shall transfer funds in the Operating and Maintenance Account to the Company or to whomsoever the Company directs.

SECTION 3.10.     Debt Service Reserve Account.

(a)           The Debt Service Reserve Account may be funded, if necessary, from monies transferred from the Revenue Account.

(b)           When there are insufficient monies in the Bond Payment Account on any Bond Payment Date to pay the interest or principal then due on the Bonds, the Collateral Agent shall, upon receipt prior to such Bond Payment Date of an Officer’s Certificate of the Company and as directed on such certificate, withdraw monies on deposit in the Debt Service Reserve Account to the extent necessary to make such interest or principal payment on the Bonds and transfer such monies to the Trustee for deposit in the Bond Payment Account for application against such payment.

SECTION 3.11.    Major Maintenance Reserve Account.

(a)           The Major Maintenance Reserve Account may be funded from funds transferred by the Collateral Agent from the Revenue Account.

(b)           Upon receipt by the Collateral Agent of an Officer’s Certificate of the Company detailing the amounts to be paid, the Collateral Agent shall transfer funds in the Major Maintenance Reserve Account to the Company or to whomsoever the Company directs.

SECTION 3.12.      Distribution Account.

(a)           The Distribution Account may be funded from funds transferred from the Revenue Account.

(b)           Funds on deposit in or credited to the Distribution Account may be distributed to, or as directed by, the Company upon receipt by the Collateral Agent of an Officer’s Certificate of the Company requesting such a distribution.

SECTION 3.13.         Restoration Account.

(a)           All Casualty Proceeds and Eminent Domain Proceeds shall be deposited into the Restoration Account. Subject to Sections 3.13(d) and 3.13(e), the Collateral Agent shall apply the amounts in the Restoration Account as directed in writing by the Company to the payment, or reimbursement to the extent the same have been paid or satisfied by the Company, of the costs of rebuilding, repair and restoration of the Facility or any part thereof that has been affected by an Event of Loss or an Event of Eminent Domain.

(b)           The Collateral Agent is hereby authorized to disburse from the Restoration Account the amount required to be paid for the repair or replacement of the Facility or any part thereof as specified in Section 3.13(a). The Collateral Agent is hereby authorized and directed to issue its checks or transfer funds electronically for each disbursement from the Restoration Account, upon receipt of a Restoration Certificate signed by an Authorized Representative of the Company. The Collateral Agent shall be entitled to rely on all certifications and statements in such Restoration Certificate.

(c)           If an Event of Loss or an Event of Eminent Domain shall occur with respect to any Collateral, the Company shall (i) diligently pursue all its rights to compensation against any Person with respect to such Event of Loss or Event of Eminent Domain, (ii) in the reasonable judgment of the Company, compromise or settle any claim against any Person with respect to such Event of Loss or Event of Eminent Domain and (iii) hold all amounts of Casualty Proceeds or Eminent Domain Proceeds (including instruments) received in respect of any Event of Loss or Event of Eminent Domain (after deducting all reasonable expenses incurred by it in litigating, arbitrating, compromising or settling any claims) in trust for the benefit of the Collateral Agent segregated from other funds of the Company and will promptly transfer to the Collateral Agent for deposit in the Restoration Account such Casualty Proceeds or Eminent Domain Proceeds.

(d)           If either an Event of Loss or an Event of Eminent Domain shall occur, as soon as reasonably practicable but no later than the date of receipt by the Company or the Collateral Agent of Eminent Domain Proceeds or Casualty Proceeds, as the case may be, the Company shall make a reasonable good faith determination as to whether (i) the Facility or any portion thereof can be rebuilt, repaired or restored to permit operation of the Facility or a portion thereof on a commercially feasible basis and (ii) the Casualty Proceeds or the Eminent Domain Proceeds, as the case may be, together with any other amounts that are available to the Company for such rebuilding, repair or restoration, are sufficient to permit such rebuilding, repair or restoration of the Facility or a portion thereof, including the making of all required payments of interest and principal on the Company’s Debt during such rebuilding, repair or restoration. The determination of the Company shall be evidenced by a Certificate as to Redemption filed with the Collateral Agent which, in the event the Company determines that the Facility or a portion thereof can be rebuilt, repaired or restored to permit operation thereof on a commercially feasible basis and that the Casualty Proceeds or the Eminent Domain Proceeds, as the case may be, together with any other amounts that are available to the Company for such rebuilding, repair or restoration, are sufficient, shall also set forth a reasonable good faith estimate by the Company of the total cost of such rebuilding, repair or restoration. The Company shall deliver to the Collateral Agent at the time it delivers the Certificate as to Redemption referred to above a certificate of the Independent Engineer, dated the date of the Certificate as to Redemption, stating that, based upon reasonable investigation and review of the determination made by the Company, the Independent Engineer believes the determination and the estimate of the total cost set forth in the Certificate as to Redemption to be reasonable.

(e)           (i)           If, following an Event of Loss or an Event of Eminent Domain, the determination is made pursuant to Section 3.13(d) above that the Facility cannot be rebuilt, repaired or restored to permit operation on a commercially feasible basis or that the Casualty Proceeds or the Eminent Domain Proceeds, together with any other amounts that are available to the Company for such rebuilding, repair or restoration, are not sufficient to permit such rebuilding, repair or restoration, all of the Casualty Proceeds or the Eminent Domain Proceeds, as the case may be, shall be distributed in accordance with Section 4.2(a).

(ii)           If, following an Event of Loss or an Event of Eminent Domain, the determination is made pursuant to Section 3.13(d) above that the entire Facility can be rebuilt, repaired or restored to permit operation on a commercially feasible basis and that the Casualty Proceeds or the Eminent Domain Proceeds, together with any other amounts that are available to the Company for such rebuilding, repair or restoration, are sufficient to permit such rebuilding, repair or restoration, all of the Casualty Proceeds or the Eminent Domain Proceeds, as the case may be, together with such other amounts as are available to the Company for such rebuilding, repair or restoration, shall be deposited in the Restoration Account in accordance with Section 3.13(a) and applied in accordance with Section 3.13(b).

(iii)           If, following an Event of Loss or an Event of Eminent Domain, the determination is made pursuant to Section 3.13(d) above that a portion of the Facility can be rebuilt, repaired or restored to permit operation on a commercially feasible basis and that the Casualty Proceeds or the Eminent Domain Proceeds, together with any other amounts that are available to the Company for such rebuilding, repair or restoration, are sufficient to permit such rebuilding, repair or restoration, (A) an amount equal to the estimate of the total cost of such rebuilding, repair or restoration set forth in the Certificate as to Redemption filed with the Collateral Agent pursuant to Section 3.13(d) above shall be deposited in the Restoration Account in accordance with Section 3.13(a) and applied in accordance with Section 3.13(b) and (B) the amount, if any, by which all of the Casualty Proceeds or the Eminent Domain Proceeds, as the case may be, exceed the estimate of the total cost shall be distributed in accordance with Section 4.2(a).

(f)           In the event the Company receives Casualty Proceeds or Eminent Domain Proceeds, as the case may be, from an Event of Loss or an Event of Eminent Domain that do not exceed in the aggregate $5,000,000 during any Fiscal Year of the Company, the Company shall not have to comply with the provisions of Section 3.13(d) and the Casualty Proceeds or the Eminent Domain Proceeds, as the case may be, shall be deposited in the Restoration Account in accordance with Section 3.13(a) and applied in accordance with Section 3.13(b).

SECTION 3.14.         Fuel Conversion Volume Rebate Account.

(a)           The Fuel Conversion Volume Rebate Account may be funded from funds transferred by the Collateral Agent from the Revenue Account.

(b)           Upon receipt of an Officer’s Certificate of the Company detailing the amounts to be paid, funds in the Fuel Conversion Volume Rebate Account shall be transferred to the Power Purchaser as set forth in such Officer’s Certificate within two (2) Business Days of receipt of such Officer’s Certificate.

SECTION 3.15.         Subordinated Debt Account.

(a)           The Subordinated Debt Account may be funded from funds transferred by the Collateral Agent from the Revenue Account.

(b)           Upon receipt of an Officer’s Certificate of the Company detailing the amounts to be paid, funds in the Subordinated Debt Account shall be transferred to the appropriate Subordinated Debt Providers as set forth in such Officer’s Certificate within two (2) Business Days of receipt of such Officer’s Certificate.

ARTICLE IV

APPLICATION OF CERTAIN PROCEEDS

SECTION 4.1.   Division of Foreclosure Proceeds.

(a)           Following a foreclosure or other exercise of remedies following a Trigger Event, the proceeds of any sale, disposition or other realization by the Collateral Agent or by any Senior Party upon the Collateral (or any portion thereof) pursuant to the Security Documents shall be distributed in the following order of priorities:

first, to the Collateral Agent and the Trustee, ratably, all administrative fees, costs and expenses owed to such Parties under the Financing Documents; provided, that prior to any such distribution to the Trustee, the Collateral Agent shall have received a certificate signed by an Authorized Representative of the Trustee, in form and substance satisfactory to the Collateral Agent, setting forth the amount payable to the Trustee as of the date of such distribution;

second, to the Senior Parties, ratably (based on the amount owing to specified recipients), an amount equal to the unpaid amount of all Financing Liabilities owed to the Senior Parties by the Company; provided, that prior to any such distribution, the Collateral Agent shall have received a certificate executed by an Authorized Representative of each such Senior Party, in form and substance reasonably satisfactory to the Collateral Agent, setting forth the amount payable to such Senior Party pursuant to this clause as of the date of such distribution;

third, to any Subordinated Debt Providers, ratably, an amount equal to the unpaid obligations owed to such Subordinated Debt Providers by the Company under any Subordinated Loan Agreement; provided, that prior to any such distribution, the Collateral Agent shall have received a certificate executed by an Authorized Representative of each such Subordinated Debt Provider, in form and substance reasonably satisfactory to the Collateral Agent, setting forth the amount payable to such Subordinated Debt Provider pursuant to this clause as of the date of such distribution; and

fourth, to the Company (or its successors or assigns) or to whomever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct, any surplus then remaining from such proceeds.

(b)           As used in this Section 4.1, “proceeds” of Collateral shall mean cash, securities and other property realized in respect of, and distributions in kind of, Collateral, including any thereof received under any reorganization, liquidation or adjustment of Debt of the Company or any issuer of or obligor on any of the Collateral.

(c)           The Collateral Agent shall, upon receipt of indemnity satisfactory to it, use reasonable efforts to join in any foreclosure or similar proceeding instituted by a junior lienor with respect to the Collateral. The Collateral Agent shall hold all proceeds of the Collateral received by it in connection with such proceeding instituted by a junior lienor and not consolidated with any action by the Collateral Agent on behalf of the Senior Parties pending application of such proceeds by the Collateral Agent in accordance with the written instructions of the Required Senior Parties.

SECTION 4.2.   Application of Casualty Proceeds and Eminent Domain Proceeds.

(a)           If the determination is made pursuant to Section 3.13(d) above that all or a portion of the Facility is incapable of being rebuilt, repaired or restored to permit operation on a commercially feasible basis, all Casualty Proceeds or Eminent Domain Proceeds received by the Collateral Agent shall be distributed by the Collateral Agent within five (5) Business Days of receipt in the following order of priorities:

first, to the Collateral Agent and the Trustee in an amount equal to the amounts owed in respect of the Collateral Agent Claims and the Trustee Claims, respectively, due and payable as of the date of such distribution; provided, that, prior to any such distribution to the Collateral Agent or the Trustee, the Collateral Agent shall have received a certificate signed by an Authorized Representative of the Trustee, in form and substance satisfactory to the Collateral Agent, setting forth the amount payable to the Trustee as of the date of such distribution;

second, to the Senior Parties, ratably (based on the amount owing to the specified recipients), an amount equal to the unpaid amount of all Financing Liabilities owed to or required to be deposited for the account of such Senior Parties, including the amount required to be applied to a mandatory redemption of the Bonds pursuant to the Indenture; provided, that prior to any such distribution the Collateral Agent shall have received a certificate executed by an Authorized Representative of each such Senior Party, in form and substance reasonably satisfactory to the Collateral Agent, setting forth the amount payable to such Senior Party pursuant to this clause as of the date of such distribution;

third, to the Subordinated Debt Providers, ratably, an amount equal to the unpaid amounts owed to or required to be deposited for the account of such Subordinated Debt Providers by the Company under any Subordinated Loan Agreement; provided, that prior to any such distribution, the Collateral Agent shall have received a certificate executed by an Authorized Representative of each such Subordinated Debt Provider, in form and substance reasonably satisfactory to the Collateral Agent, setting forth the amount payable to such Subordinated Debt Provider pursuant to this clause as of the date of such distribution; and

fourth, to the Company or their successors or assigns or to whomever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct, any surplus then remaining from such proceeds.

ARTICLE V

COLLATERAL AGENT; DEPOSITARY BANK

SECTION 5.1.   Appointment and Duties of Collateral Agent and Depositary Bank.

(a)           The Senior Parties hereby designate and appoint The Bank of New York Mellon to act as the Collateral Agent under the Security Documents and this Agreement, and each of the Senior Parties hereby authorizes The Bank of New York Mellon, as the Collateral Agent, to take such actions on its behalf under the provisions of the Security Documents and this Agreement and to exercise such powers and perform such duties as are expressly delegated to the Collateral Agent by the terms of the Security Documents and this Agreement, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in the Security Documents and this Agreement, the Collateral Agent shall not have any duties or responsibilities, except those expressly set forth in the Security Documents and this Agreement, or any discretionary or fiduciary duties or responsibilities with any Senior Party under this Agreement or any other Security Documents, and no implied covenants, functions or responsibilities shall be read into the Security Documents, this Agreement or otherwise exist against the Collateral Agent. The Collateral Agent shall not be liable for any action taken or omitted to be taken by it hereunder or under any Security Document, or in connection herewith or therewith, or in connection with the Collateral, unless caused by its gross negligence or willful misconduct.

(b)           The Collateral Agent and each other Senior Party hereby designate and appoint The Bank of New York Mellon to act as the Depositary Bank under this Agreement, and the Depositary Bank hereby agrees to act as “securities intermediary” (within the meaning of Section 8-102(a)(14) of the UCC) with respect to the Project Accounts. The Company hereby acknowledges that the Depositary Bank shall act as securities intermediary with respect to the Project Accounts and pursuant to this Agreement. The Depositary Bank shall not have any duties or responsibilities except those expressly set forth in this Agreement.

(c)           The Collateral Agent will give notice to the Senior Parties of any action taken, or notices received, hereunder or under any Security Document; notice of action taken shall be given prior to the taking of such action unless the Collateral Agent determines that to do so would be detrimental to the interest of the Senior Parties, in which event such notice shall be given promptly after the taking of such action.

(d)           The Senior Parties agree that all liens and security interests in the Collateral securing the Secured Obligations shall be held in the name of the Collateral Agent and administered by and through the Collateral Agent and in accordance with this Agreement and the other Security Documents. If, as of the date hereof, or at any time in the future, any Senior Party at any time holds a lien or security interest on any Collateral in its own name, it agrees to assign it, without warranty or recourse, to the Collateral Agent (to be held by the Collateral Agent as the collateral agent for the Senior Parties). The Collateral Agent shall hold its security interests in and liens on the Collateral for the benefit of the Senior Parties as provided herein and in the Security Documents.

(e)           Notwithstanding anything to the contrary in this Agreement or any Security Document, the Collateral Agent shall not be required to exercise any rights or remedies under any of the Security Documents or this Agreement or give any consent under any of the Security Documents or this Agreement or enter into any agreement amending, modifying, supplementing or waiving any provision of any Security Document unless it shall have been directed to do so in Senior Party Certificates of the Required Senior Parties.

SECTION 5.2.   Rights of Collateral Agent.

(a)           The Collateral Agent may execute any of its duties under the Security Documents or this Agreement by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties.

(b)           Neither the Collateral Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it under or in connection with any Security Document or this Agreement (except for its gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Senior Parties for any recitals, statements, representations or warranties made in any Security Document or this Agreement or in any certificate, report, statement or other document referred to or provided for in, or received by the Collateral Agent under or in connection with, any Security Document or this Agreement or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of the Security Documents or this Agreement or for any failure of the Company or any other Person to perform their obligations thereunder. The Collateral Agent shall not be under any obligation to any Senior Party or any other Person to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, any Security Document or this Agreement, or to inspect the properties, books or records of the Company.

(c)           The Collateral Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, request, direction, certificate, notice, consent, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and/or upon advice and/or statements of legal counsel (including, without limitation, counsel to the Company), independent accountants and other experts selected by the Collateral Agent. In connection with any request or direction of the Required Senior Parties, the Collateral Agent shall be entitled to rely, and shall be fully protected in relying on any Senior Party Certificate delivered by a Senior Party; provided, however, that in the event the Collateral Agent receives conflicting directions contained in Senior Party Certificates representing two or more groups of Required Senior Parties, the Collateral Agent shall act in accordance with directions contained in Senior Party Certificates representing the greatest percentage of the Combined Exposure. The Collateral Agent shall be fully justified in failing or refusing to take any action under any Security Document or this Agreement (i) if such action would, in the opinion of the Collateral Agent (which may be based on the opinion of legal counsel), be contrary to law or the terms of this Agreement or the other Security Documents, (ii) if such action is not specifically provided for in such Security Document or this Agreement or it shall not have received any such advice or concurrence of the Required Senior Parties as it deems appropriate, (iii) if, in connection with the taking of any such action hereunder or under any Security Document that would constitute an exercise of remedies under such Security Document or this Agreement, it shall not first be indemnified to its satisfaction by the Senior Parties (other than the Trustee in its individual capacity and the Collateral Agent) against any and all risk of nonpayment, liability and expense which may be incurred by it by reason of taking or continuing to take any such action or (iv) if, notwithstanding anything to the contrary contained in Section 5.2(e), in connection with the taking of any such action that would constitute a payment due under any Transaction Document, it shall not first have received from the Senior Parties funds equal to the amount payable. The Collateral Agent shall in all cases be fully protected in acting, or in refraining from acting, under any Security Document or this Agreement in accordance with a request of the Required Senior Parties contained in Senior Party Certificates, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Senior Parties.

(d)           If, with respect to a proposed action to be taken by it, the Collateral Agent shall determine in good faith that the provisions of any Security Document or this Agreement relating to the functions or responsibilities or discretionary powers of the Collateral Agent are or may be ambiguous or inconsistent, the Collateral Agent shall notify the Senior Parties, identifying the proposed action, and may decline either to perform such function or responsibility or to take the action requested unless it has received the written confirmation of the Required Senior Parties executed by Authorized Representatives of such Persons that the Required Senior Parties concur in the circumstances that the action proposed to be taken by the Collateral Agent is consistent with the terms of this Agreement or such Security Document or is otherwise appropriate. The Collateral Agent shall be fully protected in acting or refraining from acting upon the confirmation of the Required Senior Parties in this respect, and such confirmation shall be binding upon the Collateral Agent and the other Senior Parties.

(e)           The Collateral Agent shall not be deemed to have actual, constructive, direct or indirect knowledge or notice of the occurrence of any default or Event of Default or any other event unless and until a Responsible Officer of the Collateral Agent has received a written notice or a certificate from an Authorized Representative of a Senior Party or the Company stating that a default or an Event of Default has occurred. The Collateral Agent shall have no obligation whatsoever either prior to or after receiving such notice or certificate to inquire whether a default or an Event of Default has in fact occurred and shall be entitled to rely conclusively, and shall be fully protected in so relying, on any notice or certificate so furnished to it. No provision of this Agreement or any other Security Document shall require the Collateral Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or under any Security Document or the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability including an advance of funds necessary to take the action requested is not reasonably assured to it, except that in respect of any potential environmental liability or the taking of title to any real property, the Collateral Agent may decline to act unless it receives indemnity satisfactory to it in its sole discretion, including, but not limited to, an advance of funds necessary to take the action requested. If the Collateral Agent receives such a notice of the occurrence of any Event of Default, the Collateral Agent shall give notice thereof to the Senior Parties. The Senior Parties shall provide evidence of satisfactory indemnity to the Collateral Agent for any action directed by the Required Senior Parties including, but not limited to, an advance of funds necessary to take the action requested. The Collateral Agent shall take such action with respect to such Event of Default as so requested pursuant to Section 2.3(a) subject, however, to the third sentence of this Section 5.2(e).

(f)           The Company will pay upon demand to the Collateral Agent the amount of any and all reasonable fees and out-of-pocket expenses, including the reasonable fees and expenses of its counsel (and any one local counsel) and of any experts and agents, which the Collateral Agent may incur in connection with (i) the administration of this Agreement and the other Security Documents, (ii) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Collateral, (iii) the exercise or enforcement (whether through negotiations, legal proceedings or otherwise) of any of the rights of the Collateral Agent or the Senior Parties hereunder or under the other Security Documents or (iv) the failure by the Company to perform or observe any of the provisions hereof or of any of the other Security Documents. The provision of this Section 5.2(f) shall survive the expiration or earlier termination of this Agreement.

SECTION 5.3.   Lack of Reliance on the Collateral Agent.

Each of the Senior Parties expressly acknowledges that neither the Collateral Agent nor any of its officers, directors, employees, agents or attorneys-in-fact has made any representations or warranties to it and that no act by the Collateral Agent hereafter taken, including, without limitation, any review of the Facility or of the affairs of the Company, shall be deemed to constitute any representation or warranty by the Collateral Agent to any Senior Party. Each Senior Party (other than the Trustee) represents to the Collateral Agent that it has, independently and without reliance upon the Collateral Agent or any other Senior Party, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Facility and the Company. Each Senior Party (other than the Trustee) also represents that it will, independently and without reliance upon the Collateral Agent or any other Senior Party, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Facility and the Company. Except for notices, reports and other documents expressly required to be furnished to the Senior Parties by the Collateral Agent hereunder, the Collateral Agent shall not have any duty or responsibility to provide any Senior Party with any credit or other information concerning the business, operations, property, financial and other condition or creditworthiness of the Facility and the Company which may come into the possession of the Collateral Agent or any of its officers, directors, employees, agents or attorneys-in-fact.

SECTION 5.4.   Indemnification.

(a)           The Senior Parties (other than the Collateral Agent) severally agree to indemnify the Collateral Agent in its capacity as such and in its individual capacity (to the extent not reimbursed by the Company and without limiting the obligation of the Company to do so), ratably according to the aggregate amounts of their respective Secured Obligations on the date the activities giving rise to the Collateral Agent’s demand for indemnification occurred, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time be imposed on, incurred by or asserted against the Collateral Agent in its capacity as such and in its individual capacity in any way relating to or arising out of the Security Documents or this Agreement, or the performance of its duties as Collateral Agent hereunder or thereunder or any action taken or omitted by the Collateral Agent in its capacity as such under or in connection with any of the foregoing (including, but not limited to, any claim that the Collateral Agent is the owner or operator of the Facility and liable as such pursuant to the Comprehensive Environmental Response, Compensation and Liability Act or any other Environmental Requirement); provided, that the Senior Parties shall not be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements to the extent that any of the foregoing result from the Collateral Agent’s gross negligence or willful misconduct. The agreements in this Section 5.4 shall survive the payment or satisfaction in full of the Secured Obligations or any other termination of this Agreement.

(b)           The Company agrees to indemnify the Collateral Agent and each Senior Party from and against any and all claims, losses and liabilities growing out of or resulting from (i) any Security Document or this Agreement (including, without limitation, enforcement of such Security Document, but excluding any such claims, losses or liabilities resulting from the Collateral Agent’s or such Senior Party’s gross negligence or willful misconduct) or (ii) any refund or adjustment of any amount paid or payable to the Collateral Agent or any Senior Party under or in respect of any Transaction Document or any other Collateral, or any interest thereon, which may be ordered or otherwise required by any Person. The agreements under this Section 5.4(b) shall survive the payment in full of any secured obligation or termination of this Agreement or any other Security Document.

SECTION 5.5.   Resignation of the Collateral Agent or Depositary Bank.

(a)           Either of the Collateral Agent or Depositary Bank may resign its appointment hereunder at any time without providing any reason therefor by giving not less than 60 days’ prior written notice to that effect to each of the other parties hereto, provided that no such resignation pursuant to this Section 5.5 or removal pursuant to Section 5.6 shall be effective until:

(i)           a successor for the Collateral Agent or Depositary Bank is appointed in accordance with (and subject to) the succeeding provisions of this Section 5.5;

(ii)           the resigning or removed Collateral Agent or Depositary Bank has transferred to its successor all of its rights and obligations in its capacity as Collateral Agent or Depositary Bank under this Agreement and the other Transaction Documents; and

(iii)           the successor Collateral Agent or Depositary Bank has executed and delivered an agreement to be bound by the terms hereof and the other Transaction Documents and perform all duties required of the Collateral Agent or Depositary Bank hereunder and under the other Transaction Documents.

(b)           If the Collateral Agent or Depositary Bank has given notice of its resignation pursuant to this Section 5.5 or if the Required Senior Parties give the Collateral Agent, or the Collateral Agent gives the Depositary Bank, notice of removal pursuant to Section 5.6, then a successor to the Collateral Agent or Depositary Bank may be appointed by the Required Senior Parties during the period of such notice but, if no such successor is so appointed within sixty (60) days after the above notice, the Collateral Agent or Depositary Bank may appoint such a successor which (i) is authorized under the laws of its jurisdiction of formation to exercise corporation trust powers, (ii) shall have a combined capital and surplus of at least U.S.$250,000,000 and (iii) shall be acceptable to the Required Senior Parties (provided, that if the Required Senior Parties do not confirm such acceptance or reject such appointee in writing within thirty (30) days following selection of such successor by the Collateral Agent or Depositary Bank, then they shall be deemed to have given acceptance thereof and such successor shall be deemed appointed as the Collateral Agent or Depositary Bank hereunder by and on behalf of the Senior Parties).

(c)           If a successor to the Collateral Agent or Depositary Bank is appointed under the provisions of clauses (a) or (b) above, then:

(i)           the predecessor Collateral Agent or Depositary Bank shall be discharged from any further obligation hereunder (but without prejudice to any accrued liabilities);

(ii)           the predecessor Collateral Agent or Depositary Bank’s resignation pursuant to this Section 5.5 or removal pursuant to Section 5.6 notwithstanding, the provisions of this Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it under this Agreement and the other Transaction Documents while it was acting as the Collateral Agent or Depositary Bank; and

(iii)           the successor Collateral Agent or Depositary Bank and each of the other parties hereto shall have the same rights and obligations amongst themselves as they would have had if such successor Collateral Agent or Depositary Bank had been an original party hereto.

SECTION 5.6.   Removal of the Collateral Agent or Depositary Bank.

The Required Senior Parties may remove the Collateral Agent from its appointment hereunder, and the Collateral Agent may remove the Depositary Bank hereunder, in each case with or without cause by giving not less than 60 days’ prior written notice to that effect to the Collateral Agent (or to the Depositary Bank, as the case may be); provided, that no such removal shall be effective until a successor for the Collateral Agent (or the Depositary Bank, as the case may be) is appointed in accordance with Section 5.5.

SECTION 5.7.   Merger, Conversion, Consolidation or Succession to Business.

Any corporation or bank into which the Collateral Agent may be merged or converted or with which it may be consolidated, or any corporation or bank resulting from any merger, conversion or consolidation to which the Collateral Agent shall be a party, or any corporation or bank succeeding to all or substantially all of the corporate trust business of the Collateral Agent, shall be the successor of the Collateral Agent hereunder, provided such corporation or bank shall be otherwise qualified and eligible under this Article V, without the execution or filing of any paper or any further act on the part of any of the parties hereto.

SECTION 5.8.   Power of Attorney.

Each Senior Party (other than the Collateral Agent) hereby gives a power of attorney, coupled with an interest, to the Collateral Agent and appoints, makes, constitutes and designates the Collateral Agent its true and lawful attorney-in-fact, subject to Section 5.1, to consent on its behalf under the Security Documents and the other Transaction Documents to which the Collateral Agent is a party to the extent that the consent of the Required Senior Parties (whether or not acting through the Collateral Agent) is required under any agreement and upon the instructions of the Required Senior Parties acting pursuant to this Agreement, and to take such actions on its behalf under the provisions of such agreements as are reasonably incidental thereto, to execute and deliver in the name of and on behalf of, or in its own name, as the case may be, all documents required to be executed by such Senior Party (in its capacity as such) in connection therewith and to do, take and perform each and every act and thing whatsoever requisite, proper or necessary to be done, in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as such Senior Party (in its capacity as such) might or could do, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or its substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted; provided, that the Collateral Agent shall not so consent or take such other actions other than in accordance with this Agreement, the Security Documents and the other Transaction Documents to which the Collateral Agent is a party. The enumeration of specific items, rights, acts or powers herein does not limit or restrict and is not intended to limit or restrict, and is not to be construed or interpreted as limiting or restricting, the powers herein granted to such attorney-in-fact. The rights, power and authority of such attorney-in-fact herein granted shall commence and be in full force and effect on the date hereof, and such rights, powers and authority shall remain in full force and effect thereafter until this Agreement is terminated or until the Collateral Agent’s resignation or removal hereunder.

ARTICLE VI

REPRESENTATIONS AND WARRANTIES

SECTION 6.1.   Representations and Warranties.

(a)           The Company hereby makes the following representations and warranties as of the date hereof with respect to itself for the benefit of the Senior Parties:

(i)           The Company (A) is a limited liability corporation duly formed, validly existing and in good standing under the laws of the State of Delaware and (B) is duly authorized, to the extent necessary, to do business in the Commonwealth of Pennsylvania and in each other jurisdiction where the character of its properties or the nature of its activities makes such qualification necessary, except to the extent any failure could not reasonably be expected to have a Material Adverse Effect. The Company has all requisite power and authority to own and operate the property it purports to own and to carry on its business as now being conducted and as proposed to be conducted in respect of the Facility.

(ii)           The Company has all necessary power and authority to execute, deliver and perform its obligations under this Agreement. All action on the part of the Company that is required for the authorization, execution, delivery and performance of this Agreement, in each case has been duly and effectively taken; and the execution, delivery and performance of this Agreement does not require the approval or consent of any holder or trustee of any debt or other obligations of the Company which has not been obtained.

(iii)           This Agreement has been duly executed and delivered by the Company. This Agreement constitutes a legal, valid and binding obligation of the Company enforceable against them in accordance with the terms thereof, except as such enforceability (A) may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors’ rights and remedies generally and (B) is subject to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

(iv)           Neither the execution, delivery and performance of this Agreement nor the consummation of any of the transactions contemplated hereby nor performance of or compliance with the terms and conditions hereof (A) contravenes any material requirement of Applicable Law applicable to the Company or any of the Collateral which contravention would reasonably be expected to have a Material Adverse Effect, (B) constitutes a default under or results in the violation of the provisions of the certificate of formation or operating agreement, or of any Transaction Documents that would reasonably be expected to have a Material Adverse Effect or (C) results in the creation or imposition of any Liens (other than Permitted Liens) on any of the Collateral under, or results in the acceleration of, any obligation.

(v)           Other than as set forth in the Indenture, there are no actions, suits or proceedings at law or in equity or by or before any Governmental Authority now pending against the Company or, to the best of the Company’s knowledge, threatened against the Company or any property or other assets or rights of the Company or with respect to this Agreement that would reasonably be expected to have a Material Adverse Effect.

(b)           The Trustee hereby makes the following representations and warranties as of the date hereof with respect to itself and for the benefit of the Collateral Agent and the Depositary Bank:

(i)           It is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and is duly qualified to do business in, and is in good standing in all jurisdictions where the nature of its business makes such qualification necessary, except where the failure to effect such qualification would not have a material adverse effect upon its ability to perform its obligations pursuant to this Agreement or the Indenture to which it is a party.

(ii)           It has all necessary corporate power to execute, deliver and perform under this Agreement and the Indenture. All action on its part that is required for the authorization, execution, delivery and performance of this Agreement and the Indenture has been duly and effectively taken; and the execution, delivery and performance of this Agreement and the Indenture do not require the approval or consent of any shareholder or the holder or trustee of any debt or other obligations which has not been obtained.

(iii)           This Agreement and the Indenture have been duly executed and delivered by the Trustee and constitute the legal, valid and binding obligation of the Trustee, enforceable against the Trustee in accordance with the terms thereof, except as such enforceability (A) may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the enforcement of creditors’ rights and remedies generally and (B) is subject to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

(iv)           Neither the execution, delivery and performance of this Agreement and the Indenture nor the consummation of any of the transactions contemplated hereby or thereby nor performance of or compliance with the terms and conditions hereof or thereof (A) contravenes any material Applicable Law to such Person or (B) constitutes a default under or results in the violation of the provisions in the charter, certificate of incorporation or by-laws of such Person or of any indenture, loan or credit agreement or any other agreement, lease, instrument or document to which such Person is a party or by which it or its properties may be bound.

(v)           There are no actions, suits or proceedings at law or in equity or by or before any Governmental Authority now pending or, to the best of such Person’s knowledge, threatened which could reasonably be expected to have a material and adverse effect on the performance by such Person of its obligations hereunder or under the Indenture or which questions the validity, binding effect or enforceability hereof or of the Indenture, any action to be taken pursuant hereto or thereto or any transactions contemplated hereby or thereby.

ARTICLE VII

MISCELLANEOUS

SECTION 7.1.   Agreement for Benefit of Parties Hereto.

Nothing in this Agreement, express or implied, is intended or shall be construed to confer upon, or to give to, any Person other than the parties hereto and their respective successors and assigns, any right, remedy or claim under or by reason of this Agreement or any covenant, condition or stipulation hereof; and the covenants, stipulations and agreements contained in this Agreement are and shall be for the sole and exclusive benefit of the parties hereto and their respective successors and assigns.

SECTION 7.2.   No Warranties.

Except as otherwise expressly provided herein, the Senior Parties have not made to each other nor do they hereby or otherwise make to each other any warranties, express or implied, nor do they assume any liability to each other with respect to the enforceability, validity, value or collectability of the Collateral (or any portion thereof). No Senior Party shall be liable to any other Senior Party for any action or failure to act or any error of judgment, negligence, or mistake, or oversight whatsoever on the part of any Senior Party or any Senior Party’s agents, officers, employees or attorneys with respect to any transaction relating to any of the notes or agreements evidencing or entered into with respect to any of the Secured Obligations or any security therefor.

SECTION 7.3.   Severability.

In case any one or more of the provisions contained in this Agreement shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected and/or impaired thereby.

SECTION 7.4.   Notices.

All notices, demands, certificates or other communications hereunder shall be in writing and shall be deemed sufficiently given or served for all purposes when delivered personally, when sent by certified or registered mail, postage prepaid, return receipt requested or by private courier service, or, if followed and confirmed by mail or courier service notice, when telecopied, in each case, with the proper address as indicated below. Each party may, by written notice given to the other parties, designate any other address or addresses to which notices, certificates or other communications to them shall be sent as contemplated by this Agreement. Until otherwise so provided by the respective parties, all notices, certificates and communications to each of them shall be addressed as follows:

Company:	PPL Ironwood, LLC 829 Cumberland Street Lebanon, PA 17042 Attention: Project Manager Facsimile: 717-228-1271

Trustee:	The Bank of New York Mellon 101 Barclay Street, 4W New York, NY 10286 Attention: Corporate Trust Administration Facsimile: 212-815-5596

Collateral Agent:	The Bank of New York Mellon 101 Barclay Street, 4W New York, NY 10286 Attention: Corporate Trust Administration Facsimile: 212-815-5596

Depositary Bank:	The Bank of New York Mellon 101 Barclay Street, 4W New York, NY 10286 Attention: Corporate Trust Administration Facsimile: 212-815-5596

SECTION 7.5.   Successors and Assigns.

Whenever in this Agreement any party hereto is named or referred to, the successors and assigns of such party shall be deemed to be included and all covenants, promises and agreements in this Agreement by or on behalf of the respective parties hereto shall bind and inure to the benefit of the respective successors and assigns of such parties, whether so expressed or not.

SECTION 7.6.   Counterparts.

This Agreement may be executed in any number of counterparts, each executed counterpart constituting an original but all counterparts together constituting only one instrument.

SECTION 7.7.   Governing Law.

This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York applicable to contracts made and to be performed in such state. All terms used herein which are not defined herein and are defined in the UCC shall have the meanings therein stated, unless the context otherwise requires.

SECTION 7.8.   Impairments of Other Rights.

Subject to Section 7.13, nothing in this Agreement is intended or shall be construed to impair, diminish or otherwise adversely affect any other rights the Senior Parties may have or may obtain against the Company pursuant to the Financing Documents.

SECTION 7.9.   Amendment: Waiver.

No amendment, modification or supplement of this Agreement shall be effective unless such amendment, modification or supplement was effected in accordance with this Agreement. Any approval of an amendment to, or any waiver of any provision of, this Agreement shall be effective only in the specific instance and for the specific purpose for which such approval or waiver is given. No delay on the part of any Senior Party in the exercise of any right, power or remedy shall operate as a waiver thereof, nor shall any single or partial waiver by such Senior Party of any right, power or remedy preclude any further exercise thereof, or the exercise of any other right, power or remedy.

SECTION 7.10.         Headings.

Headings herein are for convenience only and shall not be relied upon in interpreting or enforcing this Agreement.

SECTION 7.11.         Termination.

This Agreement shall remain in full force and effect until payment in full of all the Financing Liabilities and termination of the Financing Commitments. Following the Senior Debt Termination Date, this Agreement shall continue in full force and effect among the Company, the Subordinated Debt Providers, and the Collateral Agent, and the Subordinated Debt Providers shall have all powers, duties and obligations granted hereunder to the Senior Parties or the Senior Parties as if it were a Senior Party.

SECTION 7.12.         Entire Agreement.

This Agreement, including the documents referred to herein, embodies the entire agreement and understanding of the parties hereto and supersedes all prior agreements and understandings of the parties hereto relating to the subject matter herein contained.

SECTION 7.13.         Limitation of Liability.

Satisfaction of the obligations of the Company under this Agreement and each other Financing Documents, for the payment of the principal of or premium, if any, or interest on any Financing Liability, or any part thereof, or for any claim based thereon or otherwise in respect thereof or related thereto, shall be had solely from the Collateral and the assets of the Company and no recourse shall be had in the event of any non-performance by the Company of any such obligations to (i) any assets or properties of the Members (or any Person that controls any Member within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) or (ii) any Affiliate of the Company or any incorporators, officers, directors or employees thereof, and no judgment for any deficiency upon the obligations of the Company under this Agreement or any other Financing Document, for the payment of the principal of or premium, if any, or interest on any Financing Liability, or any part thereof, or for any claim based thereon or otherwise in. respect thereof or related thereto, shall be obtainable by the Senior Parties or any of them against any Member or Affiliate of the Company or any other incorporator, stockholder, officer, employee or director, past, present or future of the Company or any Affiliate of the Company; provided, however, that nothing contained herein shall prevent the taking of any action permitted by law against the Company or any of its Affiliates, or in any way affect or impair the rights of the Trustee or Bondholders to take any action permitted by law, in either case to realize upon the Collateral and; provided, further, that nothing herein shall be deemed to affect the obligations of any Affiliate of the Company under any Transaction Document to which such Affiliate is a party.

SECTION 7.14.         Replacement and/or Removal of Independent Engineer; Payment of Independent Engineer.

The Company shall in accordance with Section 1 of the Independent Engineer Agreement, have the right to replace the then current Independent Engineer at the expiration of the then current term of the Independent Engineer Agreement and shall appoint a successor Independent Engineer from the engineers listed on Exhibit 7.14. The Collateral Agent shall, upon receipt of a written request contained in Senior Party Certificates of the Required Senior Parties, remove the Independent Engineer if at any time the Independent Engineer becomes incapable of acting or is, or is reasonably likely to be, adjudged bankrupt or insolvent or a receiver is appointed for, or any public officer shall take charge or control of, the Independent Engineer or its property or its affairs for the purpose of rehabilitation, conservation or liquidation, and shall appoint a successor Independent Engineer from those engineers then listed on Exhibit 7.14. Within thirty (30) days of receipt by the Collateral Agent of a written notification from the Company to the effect that the Independent Engineer has failed to carry out its obligations in a timely manner, the Collateral Agent shall, unless directed in Senior Party Certificates of the Required Senior Parties not to do so, remove the Independent Engineer and appoint a successor Independent Engineer from those engineers then listed on Exhibit 7.14. The Company shall pay for all services performed by the Independent Engineer and its reasonable costs and expenses related thereto.

SECTION 7.15.         Third-Party Engineer Dispute Resolution.

(a)           If the Company and the Independent Engineer are in dispute in respect of a notice, plan, report, certificate or budget and they are unable to resolve the dispute within seven (7) days of the Independent Engineer expressing its disagreement with such notice, plan, report, certificate or budget, a single independent engineer (the “Third-Party Engineer”) shall be designated to consider and decide the issues raised by such dispute. The selection of such Third-Party Engineer shall be made from the list of engineers described below, the initial version of which is attached as Exhibit 7.14. The Company, as the case may be, shall designate the Third-Party Engineer from such list not later than the third (3rd) day following the expiration of the seven (7) day period described above and such designation shall become effective in three (3) days. Within three (3) days of the designation of a Third-Party Engineer, each of the Company and the Independent Engineer shall submit to the Third-Party Engineer a notice setting forth in detail such Person’s position in respect of the issues in dispute. Such notice shall include supporting documentation, if appropriate.

(b)           The Third-Party Engineer shall complete all proceedings and issue his decision with regard to the issues in dispute as promptly as reasonably possible, but in any event within ten (10) days of the date on which he is designated as the Third-Party Engineer unless the Third-Party Engineer reasonably determines that additional time is required in order to give adequate consideration to the issues raised. In such case the Third-Party Engineer shall state in writing his reasons for believing that additional time is needed and shall specify the additional period required, which such period shall not exceed ten (10) days without the Company’s agreement.

(c)           If the Third-Party Engineer determines that the position set forth in the Independent Engineer’s notice is correct, it shall so state and shall state the corrective actions to be taken by the Company. In such case, the Company shall promptly take such actions. The Company shall thereafter bear all costs which may arise from actions taken pursuant to the Third-Party Engineer’s decision. If the Third-Party Engineer determines that the position set forth in the Independent Engineer’s notice is not correct, it shall so state and shall state the appropriate actions to be taken by the Company. In such case, the Company shall take such actions and for purposes of the Financing Documents, the Independent Engineer and the Collateral Agent shall be deemed to have approved, confirmed, concurred in or consented to the notice, plan, report, certificate or budget in dispute. The decision of the Third-Party Engineer shall be final and non-appealable. The Company shall bear all reasonable costs incurred by the Third-Party Engineer in connection with this dispute resolution mechanism.

(d)           The Third-Party Engineer shall be chosen from the list of qualified engineers set forth in Exhibit 7.14. Such list shall be used by the Collateral Agent (upon written direction of the Required Senior Parties) to choose a successor Independent Engineer as well. At any time either the Company or the Collateral Agent (upon written direction of the Required Senior Parties) may remove a particular engineer from the list by obtaining the other Person’s reasonable consent to such removal. However, neither the Company nor the Collateral Agent may remove a name or names from the list if such removal would leave the list without at least two (2) names, unless, concurrently therewith, the Company and the Collateral Agent (upon direction of the Required Senior Parties) reasonably agree to the addition of one (I) or more names to such list.

(e)           During January of each year, each of the Company and the Collateral Agent (upon direction of the Required Senior Parties) shall review the current list of Third-Party Engineers and give notice to the other of any proposed additions to the list and any intended deletions. Intended deletions shall automatically become effective forty-five (45) days after notice is received by the other Person unless written objection is made by such other Person within thirty (30) days and provided that such deletions do not leave the list without at least two (2) names. Proposed additions to the list shall automatically become effective thirty forty-five (45) after notice is received by the other Person unless written objection is made by such other Person within thirty (30) days. By mutual agreement between the Company and the Collateral Agent (upon direction of the Required Senior Parties), a new name or names may be added to the list of Third-Party Engineers at any time.

[Remainder of This Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Amended and Restated Collateral Agency Agreement to be duly executed by their respective officers thereunto duly authorized, as of the day and year first above written.

PPL Ironwood, LLC

By:
Name:
Title:

The Bank of New York Mellon, as Trustee

By:
Name:
Title:

The Bank of New York Mellon,
as Collateral Agent

By:
Name:
Title:

The Bank of New York Mellon,
as Depositary Bank

By:
Name:
Title:

[A&R Collateral Agency Agreement]

EXHIBIT 2.1

FORM OF DESIGNATION LETTER

[Date]

The Bank of New York Mellon

[_______]

Re:           PPL Ironwood Project

Ladies and Gentlemen:

Reference is made to the Amended and Restated Collateral Agency Agreement (the “Collateral Agency Agreement”) dated as of February 12, 2013 among PPL Ironwood L.L.C. (the “Company”), The Bank of New York Mellon, as Trustee, The Bank of New York Mellon, as Collateral Agent, and The Bank of New York Mellon, as Depositary Bank. Capitalized terms used herein and not defined herein shall have the meanings set forth in the Collateral Agency Agreement.

The Company and the undersigned have agreed that the undersigned shall be [an additional Lender] [the Agent for additional Lenders] under the Collateral Agency Agreement ([each such Lender,] an “Additional Lender”) under the [describe new debt document].

The undersigned is delivering this Designation Letter pursuant to the Collateral Agency Agreement in order to permit (i) [the undersigned] [each Additional Lender] to become a [Senior] [Subordinated] Party thereunder and (ii) the undersigned [and the Additional Lender] to become secured parties under the Collateral Agency Agreement and the other Financing Documents and to benefit from the Collateral under the other Security Documents in accordance with the terms of the Collateral Agency Agreement and the other Security Documents.

Attached hereto is a copy of the Collateral Agency Agreement.

The undersigned [on behalf of itself and the Additional Lenders] accedes to and agrees to be bound by all of the terms and provisions of the Collateral Agency Agreement, the Security Documents and the other Financing Documents. You are hereby instructed to deliver a copy of this Designation Letter to each Person party to the Collateral Agency Agreement.

Our address for notices is:

[Insert information]

Our wire transfer instructions are:

[Insert Information]

[Insert in the case of Additional Lenders that are to be Subordinated Debt Providers only: Attached hereto as Annex A are the Terms of Subordination set forth in the Collateral Agency Agreement, and the undersigned [on behalf of the Additional Lenders] agrees that such Terms of Subordination shall be incorporated herein and that [it] [the Additional Lenders] shall be bound by the terms thereof.] If there is any conflict between such Terms of Subordination and the lending documents between the Company and the undersigned, such Terms of Subordination shall govern.

This Designation Letter may be executed in any number of counterparts, each executed counterpart constituting an original but all counterparts together constituting only one instrument.

THIS DESIGNATION LETTER SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK EXCLUDING (TO THE GREATEST EXTENT A NEW YORK COURT WOULD PERMIT) ANY RULE OF LAW THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK.

[ADDITIONAL LENDER]

By:
Name:
Title:

Acknowledged:

PPL Ironwood, LLC

By:
Name:
Title:

Acknowledged:

The Bank of New York Mellon,
as Collateral Agent

By:
Name:
Title:

EXHIBIT 2.2

TERMS OF SUBORDINATION

Reference is made herein to a certain Amended and Restated Collateral Agency Agreement, dated as of February 12, 2013 (as amended and in effect from time to time, the “Collateral Agency Agreement”), entered into among The Bank of New York Mellon, as Collateral Agent (in such capacity, together with its successors and permitted assigns in such capacity, the “Collateral Agent”), The Bank of New York Mellon, (in such capacity, together with its successors and permitted assigns in such capacity, the “Depositary Bank”), The Bank of New York Mellon, as Trustee under the Indenture named therein, on its own behalf and on behalf of the Bondholders described therein (in such capacity, together with its successors and permitted assigns in such capacity, the “Trustee”), the other Senior Parties identified therein, the Subordinated Debt Providers referred to therein, and PPL Ironwood, LLC (the “Company”). Capitalized terms used but not defined herein shall have the respective meanings ascribed thereto in the Collateral Agency Agreement, the terms of which are incorporated herein.

(i)           Subordination of Subordinated Obligations. The Company, for itself and its successors and assigns, covenants and agrees, and each Subordinated Debt Provider that has entered into these Terms of Subordination set forth in this annex or appendix (the “Terms of Subordination”), who then through the incorporation of these terms into an executed agreement or otherwise, on its own behalf and on behalf of each subsequent holder of the Subordinated Obligations (defined below), likewise covenants and agrees, that, to the extent and in the manner set forth in these Terms of Subordination, the Subordinated Debt, whether of principal of and interest and premium (including any Make-Whole Premium) or prepayment or liquidation penalty (if any) on the Subordinated Debt and fees and expenses incurred in enforcement of the same (collectively, the “Subordinated Obligations”), are hereby expressly made subordinate and subject in right of payment to the prior payment in full in cash of all obligations in respect of Senior Debt, whether of principal, interest or premium (including any Make-Whole Premium), if any, and fees and expenses incurred in the enforcement of the same and the fees, expenses and indemnities to be paid to the Collateral Agent and the Depositary Bank pursuant to the Collateral Agency Agreement (collectively, the “Senior Obligations”); provided, however, that nothing in these Terms of Subordination shall be deemed to prohibit any Subordinated Debt Provider from receiving payments in accordance with the terms of the Collateral Agency Agreement, including but not limited to Article IV thereof

(ii)           Payment of Proceeds Upon Dissolution. In the event of (i) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relative to the Company or to its creditors, as such, or to its assets, or (ii) any liquidation, dissolution or other winding up of the Company, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or (iii) any assignment for the benefit of creditors or any other marshalling of assets and liabilities of the Company, then and in any such event:

(A)           the Senior Parties shall be entitled to receive payment in full in cash of all amounts due or to become due on or in respect of all Senior Obligations, or provision shall be made for such payment, before any Subordinated Debt Provider shall be entitled to receive any payment of the Subordinated Obligations;

(B)           any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, by set-off or otherwise, to which any Subordinated Party would be entitled but for the provisions of these Terms of Subordination, including any such payment or distribution that may be payable or deliverable by reason of the payment of any other indebtedness of the Company being subordinated to the payment of the Subordinated Obligations, shall be paid by the liquidating trustee or agent or other Person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or otherwise, to the Collateral Agent for distribution in accordance with the terms of the Collateral Agency Agreement.

(C)           if, notwithstanding the foregoing provisions of this clause (ii) of these Terms of Subordination, any Subordinated Debt Provider shall have received, before all Senior Obligations are paid in full in cash or payment thereof provided for, any such payment or distribution of assets of the Company of any kind or character, whether in cash; property or securities, including any such payment or distribution arising out of the exercise by any Subordinated Debt Provider of a right of set-off or counterclaim and any such payment or distribution received by reason of any other indebtedness of the Company being subordinated to the Subordinated Obligations, then, and in such event, such payment or distribution shall be held in trust for the benefit of, and shall be immediately paid over or delivered to, the Collateral Agent for distribution in accordance with the terms of the Collateral Agency Agreement; and

(D)           if any Subordinated Debt Provider shall have failed to file claims or proofs of claim with respect to the Subordinated Obligations earlier than [15} days prior to the deadline for any such filing, the Subordinated Debt Provider shall execute and deliver to the Senior Parties such powers of attorney, assignments or other instruments as the Required Senior Parties may reasonably request to file such claims or proofs of claim.

The consolidation of the Company with, or the merger of the Company into, another entity or the liquidation or dissolution of the Company following the conveyance or transfer of its properties and assets substantially as an entirety to another entity upon the terms and conditions set forth in the Indenture or the correlative provisions of any other Financing Document shall not be deemed a dissolution, winding up, liquidation, reorganization, assignment for the benefit of creditors or marshalling of assets and liabilities of the Company for purposes of these Terms of Subordination if the entity formed by such consolidation or into which the Company is merged or the entity that acquires by conveyance or transfer such properties and assets substantially as an entirety, as the case may be, shall, as a part of such consolidation, merger, conveyance or transfer, comply with the conditions set forth in the Indenture or such correlative provisions of any other Financing Document.

(iii)           No Payment. Each Subordinated Debt Provider hereby agrees that, unless and until the Senior Obligations shall have been paid in full in cash, (i) no payment on account of the Subordinated Obligations or any judgment with respect thereto (and no payment on account of the purchase or redemption or other acquisition of the Subordinated Obligations) shall be made by the Company or by the Collateral Agent or the Depositary Bank on behalf of the Company and (ii) no Subordinated Debt Provider shall (A) ask, demand, sue for, take or receive from the Company, by set-off or in any other manner, or (B) seek any other remedy allowed at law or in equity against the Company for breach of the Company’s obligations under the instruments representing such Subordinated Obligations, provided that nothing herein shall be deemed to prohibit payment of any of the Subordinated Obligations on any day that, under the terms thereof, is a scheduled payment date to the extent expressly permitted by the Collateral Agency Agreement and the correlative provisions of any other Financing Document and solely to the extent of available funds.

In the event that, notwithstanding the foregoing provisions of this clause (iii) of these Terms of Subordination, any Subordinated Debt Provider shall have received any payment prohibited by the foregoing provisions of this clause (iii) including, without limitation, any such payment arising out of the exercise by any Subordinated Debt Provider of a right of set-off or counterclaim and any such payment received by reason of other indebtedness of the Company being subordinated to the Subordinated Obligations, then, and in any such event, such payment shall be held in trust for the benefit of, and shall be immediately paid over or delivered to, the Collateral Agent for application in accordance with the Collateral Agency Agreement.

The provisions of this clause (iii) of these Terms of Subordination shall not alter the rights of the Senior Parties under the provisions of clause (ii) of these Terms of Subordination.

(iv)           Subrogation. Subject to the payment in full in cash of all Senior Obligations, the Subordinated Debt Providers shall be subrogated equally and ratably with the holders of all indebtedness of the Company that by its express terms is subordinated to Senior Obligations of the Company to the same extent as the Subordinated Obligations are subordinated and that is entitled to like rights of subrogation) to the rights of the Senior Parties to receive payments and distributions of cash, property and securities applicable to the Senior Obligations until the Subordinated Obligations shall be paid in full in cash. For purposes of such subrogation, no payments or distributions to the Senior Parties of any such, property or securities to which any Subordinated Debt Provider would be entitled except for the provisions of these Terms of Subordination, and no payments over pursuant to the provisions of these Terms of Subordination to the Senior Parties by any Subordinated Debt Providers, shall be deemed to be a payment or distribution by the Company to or on account of the Senior Obligations.

(v)           Provisions Solely to Define Relative Rights. The provisions of these Terms of Subordination are and are intended solely for the purpose of defining the relative rights of the Subordinated Debt Providers on the one hand and the Senior Parties and the Collateral Agent on the other hand. Nothing contained in these Terms of Subordination or elsewhere in any of the Financing Documents relating to the Subordinated Obligations is intended to or shall:

(A)           affect, as among the Company, its creditors other than the Senior Parties and the Subordinated Debt Providers, the obligation of the Company to pay to the Subordinated Debt Providers, the Subordinated Obligations as and when the same shall become due and payable in accordance with their terms;

(B)           affect the relative rights against the Company of the Subordinated Debt Providers and creditors of the Company other than the Senior Parties;

(C)           vitiate the occurrence of an “Event of Default” under the Indenture or the correlative provisions of any other Financing Document to the extent that any failure to make a payment of principal of, or interest on, any Subordinated Obligations by reason of the conditions specified in clause (ii) or (iii) of these Terms of Subordination would otherwise constitute such an Event of Default; or

(D)           prevent any Subordinated Debt Provider from exercising all remedies otherwise permitted by Applicable Law upon default under any of the Financing Documents relating to the Subordinated Obligations, subject to the rights, if any, under these Terms of Subordination of the Senior Parties, (i) in the event of any proceeding, dissolution, liquidation or other winding up, assignment for the benefit of creditors or other- marshalling of assets and liabilities of the Company referred to in clause (ii) of these Terms of Subordination, to receive, pursuant to and in accordance with such clause (ii), cash, property and securities otherwise payable or deliverable to the Subordinated Debt Providers, or (ii) under the conditions specified in clause (iii) of these Terms of Subordination, to prevent any payment or action prohibited by such clause (iii).

(vi)           No Waiver of Subordination Provisions. No right of any present or future Senior Party or the Collateral Agent to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by. such Senior Party, or by any non-compliance by the Company with the terms, provisions and covenants of these Terms of Subordination, regardless of any knowledge thereof such Senior Party may have or be otherwise charged with.

Without in any way limiting the generality of the foregoing paragraph, the occurrence of any one or more of the following (without the consent of or notice to any Subordinated Debt Provider), shall not cause any Senior Party to incur any responsibility to any Subordinated Debt Provider or the obligations hereunder of any Subordinated Debt Provider to the Senior Parties:

(A)           at any time or from time to time, the time for any performance of or compliance with any Subordinated Obligation or any Senior Obligation shall be extended, or such performance or compliance shall be waived;

(B)           any of the acts mentioned in any of the provisions of any of the Collateral Agency Agreement, the Indenture, any other Transaction Document, any other Financing Document or any other agreement or instrument referred to herein or therein shall be done or omitted;

(C)           the maturity of any Subordinated Obligation or Senior Obligation shall be accelerated, or any Subordinated Obligation or any Senior Obligation shall be modified, supplemented or amended in any respect, or any right under any of the Collateral Agency Agreement, the Indenture, any other Transaction Document, any other Financing Document or any other agreement or instrument referred to herein or therein shall be waived or any other guarantee of any Subordinated Obligation or any Senior Obligation or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with; or

(D)           any lien or security interest granted to, or in favor of, the Collateral Agent, the Depositary Bank or any Senior Party as security for any Subordinated Obligation or any Senior Obligation shall fail to be perfected.

(vii)           Notice to Subordinated Debt Providers. The Company shall give prompt written notice to each Subordinated Debt Provider of any fact known to the Company that would prohibit the making of any payment to it in respect of the Subordinated Obligations. Notwithstanding the provisions of these Terms of Subordination, no Subordinated Debt Provider shall be charged with knowledge of the existence of any facts that would prohibit the making of any payment to it in respect of the Subordinated Obligations, unless and until such Subordinated Debt Provider shall have received written notice thereof from the Company or a Senior Party or from any trustee, fiduciary or agent therefor; and, prior to the receipt of any such written notice, each Subordinated Debt Provider shall be entitled in all respects to assume that no such facts exist.

Each Subordinated Debt Provider shall be entitled to rely on the delivery to it of a written notice by a Person representing itself to be a Senior Party (or a trustee, fiduciary or agent therefor) or the Collateral Agent to establish that such notice has been given by a Senior Party (or a trustee, fiduciary or agent therefor).

(viii)           Reliance on Judicial Order or Certificate of Liquidation Agent. Upon any payment or distribution of assets of the Company referred to in these Terms of Subordination, the Subordinated Debt Providers shall be entitled to rely upon any order or decree entered by any court of competent jurisdiction in which such insolvency, bankruptcy, receivership, liquidation, reorganization, dissolution, winding up or similar case or proceeding is pending, or a certificate of the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee for the benefit of creditors, agent or other Person making such payment or distribution, delivered to the Subordinated Debt Providers, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the Senior Parties and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to these Terms of Subordination.

(ix)           Specific Performance. Each of the Senior Parties may demand specific performance of these terms of subordination, whether or not the Company shall have complied with any of the provisions hereof applicable to them at any time when the Subordinated Debt Provider shall have failed to comply with any of such provisions applicable to it. The Subordinated Debt Providers hereby irrevocably waive any defense based on the adequacy of a remedy at law, which might be asserted as a bar to such remedy of specific performance.

(x)           Participation of Subordinated Debt Providers. So long as any of the Senior Obligations shall remain unpaid or otherwise unsatisfied, no Subordinated Debt Provider shall commence or join with any creditor other than the Collateral Agent in commencing any proceeding referred to above for the payment of any amounts which otherwise would be payable or deliverable upon or with respect to the Subordinated Obligations.

(xi)           Survival. The obligations of the Company under these Terms of Subordination shall survive the repayment of the Subordinated Obligations.

(xii)           Headings. The section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of these Terms of Subordination.

EXHIBIT 2.3

FORM OF SENIOR PARTY CERTIFICATE

The Bank of New York Mellon as Collateral Agent	PPL Ironwood Project Senior Party Certificate [Date]

Reference is made to that certain Amended and Restated Collateral Agency Agreement, dated as of February 12, 2013 (as amended, modified or supplemented from time to time, the “Collateral Agency Agreement”), among PPL Ironwood, L.LC., (together with its successors and assigns, the “Company”) and The Bank of New York Mellon, as trustee and depositary bank (together with its successors in such capacity, the “Collateral Agent”). Each capitalized term used herein and not otherwise defined herein shall have the meaning assigned to it in the Indenture.

The undersigned, [INSERT NAME OF SENIOR PARTY], is a Senior Party under the Collateral Agency Agreement and hereby certifies the following:

(a)           Trigger Event has occurred and is continuing [insert description of Trigger Event, if applicable];

(b)           the aggregate principal amount of Senior Debt owed to the Senior Party by the Company is $[INSERT AMOUNT];

(c)           the aggregate amount of all undrawn financing commitments from the Senior Party to the Company is $[INSERT AMOUNT]1.

The undersigned hereby directs the Collateral Agent to, in accordance with the terms of the Security Documents, take the following actions:

[INSERT DESCRIPTION OF THE ACTION TO BE TAKEN BY THE COLLATERAL AGENT]

[Name of Senior Party]

By:
Name:
Title:

_________________
1	Include the principal amount of any undrawn letter of credit here.

EXHIBIT 7.14

THIRD-PARTY ENGINEERS

Black & Veatch - Kansas City Office

R.W. Beck - Framingham (Boston) Office

Sergeant & Lundy

Stone & Webster (to the extent not the Independent Engineer)